FOR IMMEDIATE RELEASE                                Contact: Lesley A. Mobbs
                                                              Legal Manager
                                                              310-535-4122

                   MERISEL ANNOUNCES ELECTION OF NEW DIRECTOR

     El Segundo, Calif. (December 7, 2004) - Merisel, Inc. (Nasdaq: MSELE) today announced the election of Mr. Donald R. Uzzi as a member of its Board of Directors (the "Board"). Mr. Uzzi fills a vacancy in Class III of the Board created when Mr. Timothy N. Jenson, former Chief Executive Officer and President, resigned from the Board. Mr. Uzzi was appointed as the Company's new President and Chief Executive Officer on November 22, 2004.

     From July 1999 to December 2002, Mr. Uzzi was Senior Vice President at EDS Corporation, the computer services company. His responsibilities at EDS included advertising, marketing, communications, government affairs, strategic alliance planning, and alliance sales on a global basis. Since December 2002, Mr. Uzzi has provided private consulting services to various companies on marketing, corporate strategy, and communications.

     Statements herein concerning future events and developments and the Company's expectations, beliefs, plans and estimates constitute forward-looking information that involves risks and uncertainties. Merisel's actual results could differ materially from those indicated by the forward-looking information. Among the factors that could impact actual results are the effect of economic conditions generally, liability and other claims asserted against the Company and other risks detailed the company's SEC filings.


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